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                                                                     EXHIBIT 8.1

TELVENT GIT, S.A. SIGNIFICANT SUBSIDIARIES

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
                                                         COUNTRY OF     PERCENTAGE
NAME OF SUBSIDIARY                                      ORGANIZATION     OWNERSHIP
---------------------------------------------------     ------------    ----------
Telvent Energia y Medio Ambiente, S.A. ............        Spain           100%
Telvent Trafico y Transporte, S.A. ................        Spain           100%
Telvent Brasil S.A. ...............................        Brazil          100%
Telvent Mexico S.A. de C.V. .......................        Mexico          100%
Telvent Canada Ltd. ...............................        Canada          100%
Telvent U.S.A. Inc. ...............................        U.S.A           100%
Telvent Interactiva, S.A. .........................        Spain           100%
Telvent Outsourcing, S.A. .........................        Spain           100%
Telvent Housing, S.A. .............................        Spain           100%
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